Exhibit 10.9
Execution Version
FIFTH OMNIBUS AMENDMENT
This FIFTH OMNIBUS AMENDMENT, dated as of October 9, 2020 (this “Amendment”), is entered into by and among ALLIANCE LAUNDRY SYSTEMS LLC, a Delaware limited liability company (“ALS”), ALLIANCE LAUNDRY EQUIPMENT RECEIVABLES 2015 LLC, a Delaware limited liability company (“ALER”), ALLIANCE LAUNDRY EQUIPMENT RECEIVABLES TRUST 2015-A, a Delaware statutory trust (the “Issuer”), THE BANK OF NEW YORK MELLON, a New York banking corporation, as trustee under the Indenture (the “Indenture Trustee”), each of the NOTE PURCHASERS listed on the signature pages hereto (collectively, the “Note Purchasers”), each of the FUNDING AGENTS for the Purchaser Groups listed on the signature pages hereto (collectively, the “Funding Agents”) and PNC BANK, NATIONAL ASSOCIATION, as administrative agent for the Note Purchasers (the “Administrative Agent”).
BACKGROUND:
1.    ALS and ALER are parties to that certain Amended and Restated Purchase Agreement, dated as of June 8, 2018 (as amended by that certain Second Omnibus Amendment, dated as of October 12, 2018, that certain Third Omnibus Amendment, dated as of March 19, 2019, and as further amended, restated, supplemented or otherwise modified through the date hereof, together with all exhibits and schedules thereto, the “Purchase Agreement”);
2.    ALS, ALER and the Issuer are parties to that certain Amended and Restated Pooling and Servicing Agreement, dated as of June 8, 2018 (as amended by that certain First Omnibus Amendment, dated as of August 31, 2018, that certain Second Omnibus Amendment, dated as of October 12, 2018, that certain Third Omnibus Amendment, dated as of March 19, 2019, that certain Fourth Omnibus Amendment, dated as of February 21, 2020, that certain First Amendment to Pooling and Servicing Agreement, dated as of April 16, 2020, and as further amended, restated, supplemented or otherwise modified through the date hereof, together with all exhibits and schedules thereto, the “Pooling and Servicing Agreement”);
3.    ALS, ALER, the Issuer, the Note Purchasers, the Funding Agents and the Administrative Agent are parties to that certain Amended and Restated Note Purchase Agreement, dated as of June 8, 2018 (as amended by that certain First Omnibus Amendment, dated as of August 31, 2018, that certain Second Omnibus Amendment, dated as of October 12, 2018, that certain Third Omnibus Amendment, dated as of March 19, 2019, that certain Fourth Omnibus Amendment, dated as of February 21, 2020, and as further amended, restated, supplemented or otherwise modified through the date hereof, together with all exhibits and schedules thereto, the “Note Purchase Agreement”)
4.    the Issuer and the Indenture Trustee are parties to that certain Amended and Restated Indenture, dated as of June 8, 2018 (as amended by that certain Second Omnibus Amendment, dated as of October 12, 2018, that certain Fourth Omnibus Amendment, dated as of February 21, 2020, and as further amended, restated, supplemented or otherwise modified through the date hereof, together with all exhibits and schedules thereto, the “Indenture” and, together with the Purchase Agreement, the Pooling and Servicing Agreement and the Note Purchase Agreement, the “Agreements”);

5.    the Administrative Agent and the Note Purchasers desire to waive certain provisions of the Note Purchase Agreement and amend the Agreements as hereinafter set forth; and
6.    the consent of each of the Noteholders is necessary for such waivers and amendments to be effective, and each of the Noteholders, by executing this Amendment, has consented to such waiver and amendments.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.Certain Defined Terms. Capitalized terms used herein without definition shall have the meanings ascribed thereto in Part I of Appendix A to the Pooling and Servicing Agreement.
2.Waiver by the Administrative Agent and the Note Purchasers.
(a)The Issuer recently became aware that the Issuer may not have been in compliance with Section 3.2(k) of the Note Purchase Agreement on certain Funding Dates that occurred prior to the date hereof.
(b)Each of the Administrative Agent and the Note Purchasers hereby agrees to waive any Rapid Amortization Event, Event of Default or Servicer Default or any event that, after the giving of notice or the lapse of time (or both), would constitute a Rapid Amortization Event, Event of Default or Servicer Default (the “Applicable Defaults”) under the Basic Documents arising solely as a result of the failure of the Issuer to satisfy Section 3.2(k) of the Note Purchase Agreement (the “Waiver”) on any Funding Date arising prior to the Effective Date and for the period commencing on the Effective Date and ending on the earlier of (x) the 30th day following the Effective Date (or such later date agreed to in writing by the Administrative Agent and the Note Purchasers) and (y) the first Funding Date following the Effective Date on which the Issuer is in compliance with Section 3.2(k) of the Note Purchase Agreement (the “Waiver Period”).
(c)Except for any waiver granted pursuant to clause 2(b) above, the Waiver shall not be construed to be a waiver of or in any way obligate the Administrative Agent or any Note Purchaser to waive any other Rapid Amortization Events, Event of Defaults or Servicer Defaults that may currently exist or occur hereafter. The Administrative Agent hereby expressly reserves, on behalf of itself and the Note Purchasers, all rights, powers and/or remedies, whether under and with respect to the Note Purchase Agreement, the Indenture and the other Basic Documents and/or applicable law, from and after the end of the Waiver Period with respect to the Applicable Defaults and otherwise, including, without limitation, the right to exercise any right or remedy arising on account of the continuance of an Applicable Default after the end of the Waiver Period.
3.Amendments. As of the Effective Date (as defined below), the Agreements are hereby amended as follows:

(a)Purchase Agreement. The parties to the Purchase Agreement hereby agree that the definition of “Credit Agreement” in Part A of Appendix A is amended and restated to read as follows:
““Credit Agreement” means that certain Credit Agreement, dated as of October 9, 2020, among Alliance Laundry Holdings LLC, as holdings, Alliance Laundry Systems LLC, as borrower, the lenders and issuing banks from time to time party thereto, UBS AG, Stamford Branch, as administrative agent, UBS Securities LLC, BofA Securities, Inc., BMO Capital Markets Corp. and Citigroup Global Markets Inc., as joint lead arrangers and joint bookrunners, as such agreement may be amended, restated, modified, supplemented, refinanced or replaced from time to time.”.
(b)Pooling and Servicing Agreement. The parties to the Pooling and Servicing Agreement hereby agree that the Pooling and Servicing Agreement is amended as follows:
(i)Section 3.07(i) is amended and restated in its entirety with the following:
“(i) Financial Condition Covenant: For so long as any payments of principal or interest remain outstanding on the Notes or any other amounts are owed to any Beneficiary, the Issuer or the Indenture Trustee under the Basic Documents, the Servicer shall, so long as ALS, any Affiliate thereof or any successor thereto pursuant to Section 8.02 is the Servicer, maintain the following financial ratio (the “Financial Condition Covenant”) as specified in this Section 3.07(i). The Servicer shall not permit the Net First Lien Leverage Ratio as of the last day of any fiscal quarter (beginning with the end of the second full fiscal quarter ending after the Fifth Omnibus Amendment Effective Date), solely to the extent that on such date the Testing Condition is satisfied, to exceed the ratio for such fiscal quarter set forth in Section 6.11 of the Credit Agreement as in effect on the Fifth Omnibus Amendment Effective Date and as amended thereafter in accordance with its terms but, unless otherwise consented to in writing by the Administrative Agent (acting at the direction of the Required Noteholders), without giving effect to any such amendment (or any other modification) of such Section 6.11 that would apply a ratio that permits a higher Net First Lien Leverage Ratio for such fiscal quarter than the applicable ratio in effect on the Fifth Omnibus Amendment Effective Date.”.
(ii)The definition of “Adjusted Eurodollar Rate” in Part I of Appendix A is hereby amended by replacing the text “fifty (50) basis points (0.50%)” where it appears therein with the text “fifteen (15) basis points (0.15%)” in its place.
(iii)The definition of “Applicable Margin Fee Letter” in Part I of Appendix A is hereby amended by replacing the date “Restatement Date” where it appears therein with the date “Fifth Omnibus Amendment Effective Date” in its place.
(iv)The definition of “Credit Agreement” in Part I of Appendix A is amended and restated to read as follows:
“Credit Agreement: The Credit Agreement, dated as of October 9, 2020, among Alliance Laundry Holdings LLC, as holdings, Alliance Laundry Systems LLC, as borrower, the lenders and issuing banks from time to time party thereto, UBS AG, Stamford Branch, as administrative agent, UBS Securities LLC, BofA Securities, Inc., BMO Capital Markets Corp. and Citigroup Global Markets Inc., as joint lead arrangers and joint bookrunners, as such agreement may be amended, restated, modified, supplemented, refinanced or replaced from time to time. A copy of the Credit Agreement in effect as of the Fifth Omnibus Amendment Effective Date is set forth on Appendix C.”.
(v)The definition of “Cost of Funds Rate” in Part I of Appendix A is amended and restated to read as follows:
“Cost of Funds Rate: With respect to any Advance, the Adjusted Eurodollar Rate (or the Base Rate, if applicable, determined without the inclusion of the fifty basis points (0.50%) per annum above the Adjusted Eurodollar Rate referred to in clause (iii) of the definition of Base Rate).”.
(vi)The definition of “CP Rate” in Part I of Appendix A is hereby deleted in its entirety.
(vii)The definition of “Excess Loan Concentration Amount” in Part I of Appendix A is amended as follows:
(1)    Clause (b)(i) is hereby amended by replacing the percentage “25.0%” where it appears therein with the text “the Maximum Interest Only Loan Percentage” in its place.
(2)    Clause (o)(i) is hereby amended by replacing the percentage “17.0%” where it appears therein with the text “the Maximum Fixed Rate Loan Percentage” in its place.
(3)    Clause (p) is hereby amended by replacing the percentage “10.0%” where it appears therein with the text “the Maximum Payment Deferral Loan Percentage” in its place.
(4)    Clause (k) is hereby amended by replacing the text “Pennsylvania” where it appears therein with the text “Georgia” in its place.
(5)    Clause (s) is hereby amended by replacing the text “Pennsylvania” where it appears therein with the text “Georgia” in its place.

(viii)The definition of “Interest Period” in Part I of Appendix A is amended by deleting the proviso at the end of the definition thereof in its entirety.
(ix)The definition of “Note Senior Interest Amount” in Part I of Appendix A is amended and restated in its entirety with the following:
“Note Senior Interest Amount: For each Distribution Date and each Noteholder, an amount equal to the sum, for each day during the related Interest Period, of an amount equal to the aggregate, for all Advances under the Notes then outstanding, equal to the product of (i) the principal amount of such Advance (or a portion thereof), (ii) (A) for each date prior to the Conversion Date, a rate equal to the one-month LIBOR plus 175 basis points (1.75%) or (B) for each date on or after the Conversion Date, two hundred twenty-five basis points (2.25%) and (iii) 1/360.”.
(x)The definition of “Scheduled Termination Date” in Part I of Appendix A is hereby amended by replacing the text “June 8, 2021” where it appears therein with the text “December 8, 2022” in its place.
(xi)The definition of “Third Omnibus Amendment Effective Date” in Part I of Appendix A is hereby deleted in its entirety.
(xii)The definition of “Total Net Leverage Ratio” in Part I of Appendix A is hereby deleted in its entirety.
(xiii)The definition of “Weighted Average Required Percentage” in Part I of Appendix A is amended and restated in its entirety to read as follows:
Weighted Average Required Percentage: The percentage which, as of any date of determination, is equal to the sum of (a) the product of (i) 20% and (ii) the quotient of (A) the sum of the Loan Balances of all Eligible Loans that are Discount Fixed Rate Loans (other than Discount Fixed Rate Loans that are Franchise Loans) with an original term of 60 months or less as of such date of determination divided by (B) the sum of the Loan Balances of all Eligible Loans as of such date of determination, plus (b) the product of (i) 25% and (ii) the quotient of (A) the sum of the Loan Balances of all Eligible Loans that are Discount Fixed Rate Loans (other than Discount Fixed Rate Loans that are Franchise Loans) with an original term of greater than 60 months as of such date of determination divided by (B) the sum of the Loan Balances of all Eligible Loans as of such date of determination, plus (c) the product of (i) 27.5% and (ii) the quotient of (A) the sum of the Loan Balances of all Eligible Loans that are Franchise Loans (including, for the avoidance of doubt, any Discount Fixed Rate Loans that are Franchise Loans) divided by (B) the sum of the Loan Balances of all Eligible Loans as of such date of determination, plus (d) the product of (i) 12% and (ii) the quotient of (A) the sum of the Loan Balances of all Eligible Loans that are not Discount Fixed Rate Loans or

Franchise Loans as of such date of determination divided by (B) the sum of the Loan Balances of all Eligible Loans as of such date of determination; provided that:
(x)    at any time the Maximum Interest Only Loan Percentage is 30%, the percentages set forth in clauses (a)(i), (b)(i), (c)(i) and (d)(i) shall each be increased by an additional 0.25%;
(y)    at any time the Maximum Fixed Rate Loan Percentage is 25%, the percentages set forth in clauses (a)(i), (b)(i), (c)(i) and (d)(i) shall each be increased by an additional 0.75%; and
(z)    at any time the Maximum Payment Deferral Loan Percentage is 15%, the percentages set forth in clauses (a)(i), (b)(i), (c)(i) and (d)(i) shall each be increased by an additional 0.50%.”.
(xiv)The definition of “Yield Supplement” in Part I of Appendix A is hereby amended by replacing the text “1.85%” where it appears therein with the text “2.25%” in its place.
(xv)The following new definitions are added to Part I of Appendix A in the appropriate alphabetical sequence:
Fifth Omnibus Amendment Effective Date: October 9, 2020.
Maximum Fixed Rate Loan Percentage: For any date of determination, 17%; provided that, if the Issuer (or the Servicer on behalf of the Issuer) provides three (3) Business Days’ prior written notice to the Administrative Agent of its desire to increase the Maximum Fixed Rate Loan Percentage on such date, the “Maximum Fixed Rate Loan Percentage” shall be 25% on such date and each date of determination thereafter; provided, further, that the Issuer (or the Servicer on behalf of the Issuer) may revoke any written notice provided pursuant to this definition by providing the Administrative Agent three (3) Business Days’ prior written notice of such revocation.
Maximum Interest Only Loan Percentage: For any date of determination, 25%; provided that, if the Issuer (or the Servicer on behalf of the Issuer) provides three (3) Business Days’ prior written notice to the Administrative Agent of its desire to increase the Maximum Interest Only Loan Percentage on such date, the “Maximum Interest Only Loan Percentage” shall be 30% on such date and each date of determination thereafter; provided, further, that the Issuer (or the Servicer on behalf of the Issuer) may revoke any written notice provided pursuant to this definition by providing the Administrative Agent three (3) Business Days’ prior written notice of such revocation.

“Maximum Payment Deferral Loan Percentage: For any date of determination, 10%; provided that, if the Issuer (or the Servicer on behalf of the Issuer) provides three (3) Business Days’ prior written notice to the Administrative Agent of its desire to increase the Maximum Payment Deferral Loan Percentage on such date, the “Maximum Payment Deferral Loan Percentage” shall be 15% on such date and each date of determination thereafter; provided, further, that the Issuer (or the Servicer on behalf of the Issuer) may revoke any written notice provided pursuant to this definition by providing the Administrative Agent three (3) Business Days’ prior written notice of such revocation.
Net First Lien Leverage Ratio: As defined in the Credit Agreement as in effect on the Fifth Omnibus Amendment Effective Date and without giving effect to any subsequent amendments or modifications thereof unless otherwise consented to in writing by the Administrative Agent (acting at the direction of the Required Noteholders).
Special Unused Facility Fee Percentage: As defined in the Applicable Margin Fee Letter.
Testing Condition: As defined in the Credit Agreement as in effect on the Fifth Omnibus Amendment Effective Date and without giving effect to any subsequent amendments or modifications thereof unless otherwise consented to in writing by the Administrative Agent (acting at the direction of the Required Noteholders).
(xvi)Appendix C is amended and restated in its entirety in the form of Annex A attached hereto.
(c)Note Purchase Agreement. The parties to the Note Purchase Agreement hereby agree that the Note Purchase Agreement is amended as follows:
(i)The following definition of “Minimum Funding Threshold” is hereby added to Section 1.1 in the appropriate alphabetical sequence:
““Minimum Funding Threshold” means, on any day, an amount equal to the lesser of (a) the product of (i) 50% times (ii) the Facility Limit at such time and (b) the Borrowing Base at such time.”.
(ii)Section 2.11(a)(iv) is hereby amended and restated in its entirety with the following:
“(iv) the Issuer shall have paid a facility limit increase fee to each Committed Purchaser that has agreed to increase its Commitment in an amount to be mutually agreed upon by the Issuer and the Committed Purchasers that have agreed to increase their respective Commitments;”.

(iii)Section 3.2(j) is hereby amended by replacing the percentage “6.00%” where it appears therein with the percentage “5.00%” in its place.
(iv)Section 3.2(k) is hereby amended and restated in its entirety with the following:
“(k) after giving effect to the issuance of the Notes or the Advance to occur on such Funding Date, the aggregate Loan Balance (net of security deposits) of all Loans with fixed interest rates in the Trust Estate shall not be greater than the amount set forth in the Cap Notional Schedule attached hereto as Annex D (as Annex D may be updated from time to time with the consent of the Issuer and the Administrative Agent to reflect any amendments to any Interest Rate Cap Agreement or any replacement Interest Rate Cap Agreement);”.
(v)Section 5.1(h) is hereby amended by deleting the word “and” at the end thereof.
(vi)Section 5.1(i) is hereby amended by replacing (x) the text “Section 7” where it appears therein with the text “Article VIA” in its place and (y) the text “Third Omnibus Amendment Effective Date” where it appears therein with the text “Fifth Omnibus Amendment Effective Date” in its place.
(d)Indenture. The parties to the Indenture hereby agree that Section 2.7(e) of the Indenture is hereby amended and restated in its entirety with the following:
“On each Distribution Date prior to the Conversion Date to the extent funds are available therefor in accordance with the priority of payments in Section 8.2, the Issuer shall pay to each Purchaser Group a fee (the “Unused Facility Fee”), which shall be in an aggregate amount equal to the sum of (I) the product for each day during the immediately preceding Interest Period of (x) the Unused Facility Fee Percentage on such day, (y) a fraction (expressed as percentage) the numerator of which is one and the denominator of which is equal to the actual number of days in the applicable year and (z) (A) 102% (or, if no Purchaser Group includes a CP Conduit as of such day, 100%) of the aggregate Commitments of the Committed Purchasers in such Purchaser Group on such day, minus (B) the greater of (i) such Purchaser Group’s pro rata share of the Minimum Funding Threshold (calculated based on its Percentage Interests of the Aggregate Note Principal Balance) on such day and (ii) the then outstanding aggregate Note Principal Balances for all Notes for such Purchaser Group on such day plus (II) the product for each day during the immediately preceding Interest Period on which the Minimum Funding Threshold on such day exceeded the Aggregate Note Principal Balances on such day of (x) the Special Unused Facility Fee Percentage on such day, (y) a fraction (expressed as percentage) the numerator of which is one and the denominator of which is equal to the actual number of days in the applicable year and (z) (A) such Purchaser Group’s pro rata share of the Minimum Funding Threshold (calculated based on its Percentage Interests of the Aggregate Note Principal Balance) on

such day, minus (B) the then outstanding aggregate Note Principal Balances for all Notes for such Purchaser Group on such day. Such Unused Facility Fee shall be payable from amounts then on deposit in the Collection Account, in accordance with the priority of payments set forth in Section 8.2, and shall be allocated among the Noteholders pro rata in accordance with their respective shares of the Commitment on such date of determination.”.
4.Issuer Order, Noteholder Direction and Registered Owner Instruction.
(a)The Issuer hereby authorizes and directs the Indenture Trustee to execute this Amendment and the Applicable Margin Fee Letter.
(b)The Noteholders hereby direct the Indenture Trustee to execute this Amendment and the Applicable Margin Fee Letter.
(c)ALER, as the sole Registered Owner, hereby instructs Wilmington Trust, National Association, not in its individual capacity but solely as Owner Trustee on behalf of the Issuer, to execute this Amendment and the Applicable Margin Fee Letter.
5.Conditions to Effectiveness. This Amendment shall become effective (the “Effective Date”) upon:
(a)the Administrative Agent’s receipt of counterparts of this Amendment and the Applicable Margin Fee Letter, duly executed by the parties hereto;
(b)the favorable written opinions of counsel for the Issuer, the Transferor and the Servicer, addressed to the Administrative Agent, each Funding Agent, each Note Purchaser and the Indenture Trustee, dated the date hereof, covering general corporate matters, no government consents or authorizations, no conflicts with organizational documents, any applicable law or other agreements and the due execution and delivery of, and the enforceability of, each of the Agreements and the Applicable Margin Fee Letter;
(c)receipt of an upfront fee by (i) PNC Capital Markets LLC, in an amount equal to $806,250.00, (ii) BMO Capital Markets Corp., in an amount equal to $403,125.00 and (iii) Fifth Third Bank, National Association, in an amount equal to $403,125.00;
(d)receipt of a lender fee by (i) PNC Capital Markets LLC, in an amount equal to $483,750.00, (ii) BMO Capital Markets Corp., in an amount equal to $241,875.00 and (iii) Fifth Third Bank, National Association, in an amount equal to $241,875.00; and
(e)the Issuer shall have paid all fees and other amounts due and payable on or prior to the date hereof pursuant to the Basic Documents, to the extent invoiced, including the fees and disbursements invoiced through the date hereof of the Administrative Agent’s special counsel, Mayer Brown LLP.

6.Effect of Amendment. Except as expressly amended, waived and modified by this Amendment, all provisions of each Agreement shall remain in full force and effect. After this Amendment becomes effective, all references in any Agreement to “this Agreement”, “this Indenture”, “hereof”, “herein” or words of similar effect referring to the Agreement in which such reference is made shall be deemed to be references to such Agreement as amended or waived by this Amendment. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of any Agreement other than as set forth herein.
7.Representations and Warranties.
(a)Each of the Issuer, ALER and ALS makes each of its respective representations and warranties contained in Article VII of the Pooling and Servicing Agreement, as applicable (after giving effect to this Amendment).
(b)Each of the parties hereto represents and warrants that this Amendment has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation.
8.Consent. Pursuant to each Agreement, each of the Administrative Agent and each Note Purchaser agrees, as to itself only, that all notices required to be delivered to it and all consents required to be given by it in connection with this Amendment have been provided, or in the alternative, have been waived, and each such party hereby consents to the terms of the amendments to the Agreements contained in this Amendment.
9.Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment.
10.Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York; provided, however, that the duties and immunities of the Owner Trustee hereunder shall be governed by the laws of the State of Delaware.
11.Section Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Agreements or any provision hereof or thereof.
12.Indenture Trustee’s Responsibility. The Indenture Trustee shall have no responsibility for the validity or sufficiency of this Amendment, nor for the recitals herein.
13.Limitation of Owner Trustee Liability. It is expressly understood and agreed by the parties hereto that (a) this Amendment is executed and delivered by Wilmington Trust, National Association, not individually or personally but solely as trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust, National Association but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust, National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) Wilmington Trust, National Association has made no investigation as to the accuracy or completeness of any representations and warranties made by the Issuer in this Amendment and (e) under no circumstances shall Wilmington Trust, National Association be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Amendment or any other related documents.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

ALLIANCE LAUNDRY EQUIPMENT RECEIVABLES TRUST 2015-A

By:	Wilmington Trust, National Association, not in its individual capacity but solely as Owner Trustee

By:/s/ Cynthia L. Major
Name: Title:	Cynthia L. Major Banking Officer

ALLIANCE LAUNDRY SYSTEMS LLC

By:/s/ Todd M. Rice
Name: Todd M. Rice
Title: Vice President, Treasurer and Assistant Secretary

ALLIANCE LAUNDRY EQUIPMENT RECEIVABLES 2015 LLC

By:/s/ Todd M. Rice
Name: Todd M. Rice
Title: President
Fifth Omnibus Amendment

Solely with respect to Sections 3(b) and 3(d) hereof:

THE BANK OF NEW YORK MELLON, not in its individual capacity but solely as Indenture Trustee

By:/s/ Esther Antoine
Name: Title:	Esther Antoine Vice President

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:/s/ Roger Yuen
Name: Roger Yuen
Title: Senior Vice President

PNC CAPITAL MARKETS LLC,

By:/s/ Roger Yuen
Name: Roger Yuen
Title: Managing Director
Fifth Omnibus Amendment

PNC PURCHASER GROUP:

PNC BANK, NATIONAL ASSOCIATION, as Committed Purchaser and as Funding Agent

By:/s/ Roger Yuen
Name: Roger Yuen
Title: Senior Vice President
Fifth Omnibus Amendment

FIFTH THIRD PURCHASER GROUP

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as Committed Purchaser and as Funding Agent

By:/s/ Andrew Cantillon
Name: Andrew Cantillon
Title: Senior Associate, Officer
Fifth Omnibus Amendment

BMO PURCHASER GROUP:

ВMO CAРITAL MARKETS CORP., as Funding Agent

By:/s/ John Pappano
Name: John Pappano
Title: Managing Director
Fifth Omnibus Amendment

BANK OF MONTREAL, as Committed Purchaser

By:/s/ Karen Louie
Name: Karen Louie
Title: Director
Fifth Omnibus Amendment

FAIRWAY FINANCE COMPANY, LLC, as CP Conduit

By:/s/ Irina Khaimova
Name: Irina Khaimova
Title: Vice President
Fifth Omnibus Amendment